International Lease Finance Corporation
With Maturities of 9 Months or More from Date of Issue

Registration No.		333-100340
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		2
(To Prospectus dated April 15, 2003 and Prospectus Supplement dated April 15, 2003)
The date of this Pricing Supplement is			May 19, 2003
Trade Date:	05/19/03		Issue Date:	05/22/03

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
45974EAD8	2.50%	11/15/05	Monthly	06/15/03	No	N/A
45974EAE6	3.00%	11/15/06	Monthly	06/15/03	No	N/A
45974EAF3	3.40%	11/15/07	Monthly	06/15/03	No	N/A
[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Aggregate Principal Amount	Price to Public	Discounts and Commissions	Net Proceeds to Issuer	Maximum Reallowance	Survivor*s Option	OID Note	Other Material Terms
45974EAD8	$18,216,000	100%	0.50%	$18,124,920.00	$1.50	Yes	No	N/A
45974EAE6	$13,467,000	100%	0.65%	$13,379,464.50	$1.50	Yes	No	N/A
45974EAF3	$18,369,000	100%	1.00%	$18,185,310.00	$1.50	Yes	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.